UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SENTINELONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SentinelOne, Inc.
Notice of 2022 Annual Meeting of Stockholders
To be held at 9:00 a.m. Pacific Time on Thursday, June 30, 2022
To Stockholders of SentinelOne, Inc.:
We are pleased to invite you to attend the virtual annual meeting of stockholders (the “Annual Meeting”) of SentinelOne, Inc., a Delaware corporation, to be held on Thursday, June 30, 2022 at 9:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting exclusively held over the Internet via a live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/S2022 and entering the control number located on your proxy card or notice. The virtual format of the Annual Meeting enables increased stockholder access while also saving time and money for both us and our stockholders and also is better for the environment.

We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.To elect as Class I directors the three nominees named in the proxy statement, to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal;
2.To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending January 31, 2023; and
3.To transact any other business that properly comes before the Annual Meeting.

Our Board of Directors (“Board”) recommends that you vote “FOR” the director nominees named in Proposal One and “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm as described in Proposal Two.
Our Board has fixed the close of business on May 4, 2022 as the record date (the “Record Date”) for the Annual Meeting. Only stockholders of record at the close of business on May 4, 2022 are entitled to notice of, and to vote, during the Annual Meeting as set forth in the Proxy Statement. Our proxy statement contains further information regarding voting rights and the matters to be voted upon.
On or about May 17, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement and our Annual Report on Form 10-K for the year ended January 31, 2022 (the “Annual Report”). The Notice provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials and Annual Report by mail or email. The Notice, our proxy statement and our Annual Report can be accessed directly by visiting www.proxyvote.com and entering the control number located on your proxy card or Notice, or in the instructions that accompanied your proxy materials.
Your vote is important. Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting, and we hope you will vote as soon as possible. We encourage you to submit your proxy or voting instructions via the Internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs.
Thank you for your ongoing support of, and continued interest in, SentinelOne, Inc.
Sincerely,

Tomer Weingarten

Co-Founder, President, Chief Executive Officer and Chairman of the Board of Directors
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 30, 2022: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

SENTINELONE, INC.

444 Castro Street, Suite 100
Mountain View, CA 94041

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m., Pacific time, on Thursday, June 30, 2022

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the board of directors of SentinelOne, Inc., a Delaware corporation, for use at the annual meeting of stockholders of the Company (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, June 30, 2022, at 9:00 a.m. Pacific Time and will be conducted virtually via a live webcast on the Internet at www.virtualshareholdermeeting.com/S2022.

To participate at this year’s Annual Meeting, please log in to www.virtualshareholdermeeting.com/S2022. You will be asked to provide the control number located on your proxy card (the “Control Number”). The Control Number is located inside the shaded gray box on your notice or proxy card. You will not be able to attend the Annual Meeting physically. You will be able to listen to the Annual Meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about May 17, 2022 to all stockholders entitled to vote at the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this Proxy Statement are inactive textual references only. In this Proxy Statement, we refer to SentinelOne, Inc. as “SentinelOne,” “we,” “us,” “our,” and the board of directors of SentinelOne, Inc. as our “Board.” Our fiscal year ends on January 31. References to fiscal 2022 are to our fiscal year ended January 31, 2022.
Why am I receiving these materials?
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the 2022 Annual Meeting and any postponements or adjournments thereof. The Annual Meeting will be held virtually on Thursday, June 30, 2022, at 9:00 a.m., Pacific Time. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/S2022 and entering the Control Number located on your proxy card or Notice.
Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. The Notice, which contains instructions on how to access the proxy materials and our Annual Report, is first being sent or given on or about May 17, 2022 to all stockholders entitled to notice of and to vote at the virtual Annual Meeting. The proxy materials and our Annual Report can be accessed by following the instructions in the Notice as well as online at our Investor Relations website at https://investors.sentinelone.com.

What proposals am I voting on?
You will be voting on:
•The election of the three nominees for Class I director named in this proxy statement to hold office until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;
•The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for our fiscal year ending January 31, 2023; and
•Any other business as may be properly come before the Annual Meeting.
What other matters may be brought before the Annual Meeting?
As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•“For” each of the three nominees for Class I director named in this Proxy Statement; and
•“For” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 31, 2023.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on May 4, 2022, the Record Date for the Annual Meeting, are entitled to vote at the Annual Meeting. As of the Record Date, there were 196,880,332 shares of our Class A common stock and 81, 747, 465 shares of our Class B common stock issued and outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Each share of Class A common stock is entitled to one vote on each proposal properly brought before the Annual Meeting and each share of Class B common stock is entitled to 20 votes on each proposal properly brought before the Annual Meeting. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date for the Annual Meeting, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the virtual Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of those shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
How can I vote my shares?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in one of the following ways:

•You may vote electronically at the Annual Meeting. If you plan to attend the virtual Annual Meeting, you may vote at the Annual Meeting.
•You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this Proxy Statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the Control Number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 29, 2022.
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the Control Number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 29, 2022.
Beneficial Owner of Shares Held in “Street Name”
If you are a beneficial owner of shares held in Street Name, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may only vote your shares electronically at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy);
•providing a written notice of revocation prior to the Annual Meeting to our corporate secretary at our principal executive offices as follows: SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94041, Attn: Corporate Secretary; or
•attending the virtual Annual Meeting and voting electronically. Attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically at the virtual Annual Meeting.
Beneficial Owner of Shares Held in “Street Name”. If you are the beneficial owner of your shares in Street Name, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Why is this Annual Meeting being held virtually?

We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote. We have decided to conduct the Annual Meeting on a virtual basis because we believe it provides expanded access, improves communication, and enables increased stockholder attendance and participation. It also is better for the environment.

We believe that by hosting our Annual Meeting virtually, our stockholders will be provided comparable rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person, particularly in light of the continuing ongoing COVID-19 pandemic.

How can I submit a question before or during the Annual Meeting?

If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/S2022 type your question into the “Ask a Question” field and click “Submit.” Stockholders are permitted to submit questions before and during the Annual Meeting via the website and the virtual meeting website, respectively, that are in compliance with the meeting rules of conduct that will be available on the virtual meeting website and with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered and we reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to our business, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting).

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?
In accordance with the rules of the SEC, we have elected to distribute our proxy materials, including the Notice, this Proxy Statement and our Annual Report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and Annual Report, and how to request to receive all future proxy materials in printed form by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
How can I sign up for electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. The persons named in the proxy, Tomer Weingarten, our Co-Founder, President, Chief Executive Officer and Chairman of our Board and Keenan Conder, our Chief Legal Officer & Secretary have been designated as proxies for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted electronically at the virtual Annual Meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our restated bylaws and Delaware law. The presence, virtually or represented by proxy, of a majority of the voting power of our stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.

How are broker non-votes and abstentions counted?

A broker non-vote occurs when shares held by a broker in street name are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name, or in “street name” and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 31, 2023 (Proposal No. 2) is considered

“routine” under applicable rules. The election of Class I directors (Proposal No. 1) is considered “non-routine” under applicable rules.
Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals.
How many votes are needed for approval of each proposal?
Proposal No. 1: Election of Class I Directors. The election of Class I directors requires a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three nominees for Class I director receiving the highest number of “FOR” votes will be elected as Class I directors. You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.
Proposal No. 2: Ratification of Appointment of Deloitte. The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote and voted “for” or “against” the matter. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.
Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of elections.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” each of the three nominees for Class I director named in this Proxy Statement; and
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 31, 2023.
In addition, if any other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter-Proposal No. 2 (ratification of the appointment of Deloitte). Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors.
How can I attend the Annual Meeting?
The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/S2022 and entering the sixteen-digit Control Number located on your proxy card. The Annual Meeting webcast will begin promptly at 9:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific time, and you should allow ample time for the check-in procedures. You will have the same rights and opportunities that would be afforded by an in-person meeting.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner of shares that are held in “street name” at the close of business on the Record Date, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the virtual Annual Meeting even if you do not have a legal proxy. For admission to the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/S2022 and enter the sixteen-digit Control Number located on your proxy card.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/S2022.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Technical support will be available starting at 8:45 a.m. Pacific Time on Thursday, June 30, 2022 and will remain available until the Annual Meeting has ended.

We encourage you to log in prior to the start time of the Annual Meeting to allow reasonable time for log in procedures.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.
What does it mean if I receive more than one Notice or more than one set of printed materials?
If you receive more than one Notice or more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice or each set of printed materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy materials and Annual Report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling 1-866-540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. This procedure reduces our printing and mailing costs and is better for the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and Annual Report, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and Annual Report, you may contact us as follows:

SentinelOne, Inc.

Attention: Investor Relations
444 Castro Street, Suite 400
Mountain View, CA 91367
Tel: (855) 868-3733
Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available for review during regular business hours from our Corporate Secretary for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting at our corporate headquarters located at 444 Castro Street, Suite 400, Mountain View, CA 94041. Please contact our Corporate Secretary a reasonable time in advance to make appropriate arrangements, but in no event less than 48 hours in advance of your desired visiting time. The list of stockholders will also be available during the Annual Meeting through the meeting website at www.virtualshareholdermeeting.com/S2022.
When are stockholder proposals due for next year’s Annual Meeting?
Please see the section entitled Stockholder Proposal Deadlines for 2023 Annual Meeting in this Proxy Statement for more information regarding the deadlines for the submission of stockholder proposals for our 2023 annual meeting.
What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include:

•an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•reduced disclosure about our executive compensation arrangements;
•extended transition periods for complying with new or revised accounting standards; and
•exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangement.
We will remain an emerging growth company until the earliest to occur of the following:

•the last day of the fiscal year in which we have total gross revenue of $1.07 billion or more;
•the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities;
•the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering (“IPO”); and
•the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act.
We intend to take advantage of certain of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our Board is currently comprised of eight members. Our Board consists of three classes of directors, each serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the Annual Meeting (including those who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board. All information is as of April 30, 2022.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Tomer Weingarten	I	39	Co-Founder, President and Chief Executive Officer and Director	2013	2022	2025
Daniel Scheinman(2)(3)	I	59	Lead Independent Director	2019	2022	2025
Teddie Wardi(2)	I	37	Director	2015	2022	2025
Continuing Directors
Robert Schwartz(3)	II	60	Director	2015	2023	—
Jeffery W. Yabuki(3)	II	62	Director	2021	2023	—
Charlene T. Begley(1)	III	55	Director	2021	2024	—
Aaron Hughes(1)	III	46	Director	2021	2024	—
Mark S. Peek(1)(2)	III	64	Director	2021	2024	—
(1)Member of audit committee.
(2)Member of compensation committee.
(3)Member of nominating and corporate governance committee (“Nominating Committee”).
Nominees for Director

Tomer Weingarten is our co-founder and has served as our Chief Executive Officer and a member of our Board since our inception in January 2013, as our President since November 2018, and as our Chairman of the Board since March 2021. Before our founding, Mr. Weingarten held various positions, including Vice President of Products, at Toluna Holdings Limited, a technology company that delivers real-time consumer insights, from May 2007 to December 2012, which he joined following the acquisition of Dpolls, a startup he had previously co-founded. Prior to that, Mr. Weingarten co-founded Carambola Media Ltd., a publisher focused platform that creates new ad revenue streams through engaging content formats, where he served as Chief Technology Officer from May 2011 to May 2012. Mr. Weingarten also previously served in various roles at Mckit Systems Ltd., a provider of information and knowledge management systems in Israel, from March 2005 to April 2007. We believe Mr. Weingarten is qualified to serve as a member of our Board because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our Board as our co-founder and Chief Executive Officer.

Daniel Scheinman has served as a member of our Board since September 2015. Since April 2011, Mr. Scheinman has been an angel investor. From September 1993 to April 2011, Mr. Scheinman served in various roles at Cisco Systems, Inc., a technology and networking company, most recently as Senior Vice President, Cisco Media Solutions Group. He has served as a member of the boards of directors of Arista Networks, Inc., a cloud networking company, since October 2011, and of Zoom Video Communications Inc., a cloud-based video communication company, since January 2013, and currently serves on the boards of directors of several private companies. Mr. Scheinman holds a B.A. in Politics from Brandeis University and a J.D. from the Duke University School of Law. We believe that Mr. Scheinman is qualified to serve as a member of our Board because of his extensive leadership and business experience with technology companies, as well as his service on the boards of directors of other privately and publicly-held companies.

Teddie Wardi has served as a member of our Board since May 2019. Since October 2017, Mr. Wardi has served as a Managing Director at Insight Venture Management, L.L.C., a private investment firm. Prior to joining Insight, Mr. Wardi served as a Partner at Atomico (UK) Partners LLP, an international investment firm, from March 2016 to October 2017. Previously, Mr. Wardi served as Vice President at Dawn Capital LLP, a private investment firm, from March 2014 to March 2016. Mr. Wardi co-founded Nervogrid Oy, a software provider acquired by ALSO Holding Ag, and served as Chief Technology Officer from March 2006 to August 2012. Mr. Wardi holds a B.S.c. Business Technology and Finance from Aalto University in Finland and an M.B.A. from Harvard Business School. We believe that Mr. Wardi is qualified to serve as a member of our Board because of his extensive leadership and business experience with the venture capital and technology industries.
Continuing Directors

Robert Schwartz has served as a member of our Board since September 2015. Since June 2000, Mr. Schwartz has served as Managing Partner at Third Point Ventures, a private investment firm. Mr. Schwartz served as a member of the board of directors of Upstart Holdings Inc., an online lending platform, from 2015 until November 2021, and currently serves on the board of directors of several privately-held companies. Mr. Schwartz also served as a member of the board of directors from 2008 to 2016 of Apigee Corp., an API management and predictive analytics software provider that was acquired by Alphabet Inc. in September 2016, and Enphase Energy, Inc., a publicly traded energy technology company, from 2006 to 2016. Mr. Schwartz holds a B.S. in multi-discipline engineering from the University of California, Berkeley. We believe Mr. Schwartz is qualified to serve as a member of our Board because of his extensive experience in the venture capital industry, his knowledge of technology companies, and his deep understanding of our business and operations as one of our early investors.

Jeffery W. Yabuki has served as a member of our Board since May 2021. Since January 2021, Mr. Yabuki has served as the Chairman of the board of directors of Sportradar Holding AG, a leading global provider of sports betting and sports entertainment products and services. From December 2005 to December 2020, Mr. Yabuki served as the Chief Executive Officer of Fiserv, Inc., a global leader in financial services and payments technology. From 2005 to June 2020, Mr. Yabuki served as a member of board of directors of Fiserv and from July 2019 to December 2020 as the Chairman of the board of directors. Before joining Fiserv, Mr. Yabuki served as Executive Vice President and Chief Operating Officer for H&R Block, Inc., a financial services firm, from 2002 to 2005. From 2001 to 2002, he served as Executive Vice President of H&R Block and from 1999 to 2001, he served as the President of H&R Block International. From 1987 to 1999, Mr. Yabuki held various executive positions with American Express Company, a financial services firm, including President and Chief Executive Officer of American Express Tax and Business Services, Inc. Mr. Yabuki currently serves as a director at Royal Bank of Canada, a publicly traded financial institution and as a director at Ixonia Bancshares, Inc., a privately held bank holding company. Mr. Yabuki received a B.S. in accounting from California State University, Los Angeles. We believe that Mr. Yabuki is qualified to serve as a member our Board because of his leadership experience as a chief executive officer and board member.

Charlene T. Begley has served as a member of our Board since January 2021. Ms. Begley has served as an independent director and member of the Audit Committee of Nasdaq, Inc., a global technology and financial services company, since April 2014, and as chair of its Nominating and ESG committee since June 2021. Since April 2017, she has served as an independent director, chairperson of the audit committee, and member of the nomination and Environmental, Social and Governance committee at Hilton Worldwide Holdings Inc., a multinational hospitality company. Earlier in her career, Ms. Begley served in various roles at the General Electric Company, or GE, a diversified infrastructure and financial services company, from June 1988 to December 2013. Ms. Begley served in a dual role as Senior Vice President and Chief Information Officer, as well as President and Chief Executive Officer of GE’s Home and Business Solutions Office, from January 2010 to December 2012. Previously, Ms. Begley served as President and Chief Executive Officer of GE’s Enterprise Solutions group from 2007 to 2009. In addition, Ms. Begley served as President and Chief Executive Officer of GE Plastics and GE Transportation and prior to that led GE’s Corporate Audit staff and served as Chief Financial Officer for GE Transportation and GE Plastics Europe and India. Ms. Begley served as a director at Red Hat, Inc., a software development company, from November 2014 to June 2019 and at WPP plc, a multinational communications, commerce and technology company, from December 2013 to June 2017. Ms. Begley holds a B.S. in Finance from the University of Vermont. We believe Ms. Begley is qualified to serve as a member of our Board because of her knowledge of technology and information security companies, and her expertise and experience both in operational management roles and board leadership positions at large, public organizations.

Aaron Hughes has served as a member of our Board since May 2021. Since November 2020, Mr. Hughes has served as Group Vice President and Chief Information Security Officer at Albertsons Companies, Inc., a grocery and drugstore company. From June 2017 to November 2020, Mr. Hughes served as Vice President for Information Security and Deputy Chief Information Security Officer at Capital One Financial Corporation, a financial services company. Prior to Capital One, Mr. Hughes served as Deputy Assistant Secretary of Defense for Cyber Policy at the United States Department of Defense from May 2015 to January 2017. From July 2008 to May 2015, Mr. Hughes served as Vice President at In-Q-Tel, Inc., a venture capital firm. Mr. Hughes holds a B.S. in Mechanical Engineering from the University of Virginia, a M.S. in Telecommunication and Computers from George Washington University, and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Hughes is qualified to serve as a member of our Board because of his extensive leadership, business and policy experience in the technology and cybersecurity industries.

Mark S. Peek has served as a member of our Board since May 2021. Since February 2018, Mr. Peek has served as Executive Vice President, Managing Director and head of Workday Ventures, the strategic investment arm of Workday, Inc., or Workday, a provider of enterprise cloud applications for finance and human resources. From June 2015 to February 2018, Mr. Peek served as Co-President of Workday, and from June 2012 to April 2016, as Workday’s Chief Financial Officer. Prior to joining Workday, Mr. Peek served as President, Business Operations and Chief Financial Officer of VMware, Inc., a provider of business infrastructure virtualization solutions from April 2007 to January 2011. From March 2000 to April 2007, Mr. Peek served as Senior Vice President and Chief Accounting Officer at Amazon.com, Inc., a technology company. Prior to joining Amazon, Mr. Peek spent 19 years at Deloitte, and as a partner for the last ten of those years. Mr. Peek serves on the Advisory Board of the Foster School of Business at the University of Washington. From December 2011 to June 2012, Mr. Peek served on the board of directors of Workday. Mr. Peek has served as a member of the board of directors of Trimble Inc. since May 2010. Mr. Peek received a B.S. in Accounting and International Finance from Minnesota State University. We believe that Mr. Peek is qualified to serve as a member of our Board because of his extensive leadership and business experience with technology companies.
Director Independence

Our Class A common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must compromise a majority of a listed company’s board of directors. The NYSE listing standards also require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committee be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director has no material relationship with the listed company (either directly as a partner, stockholder or officer of an organization that has a relationship with the company) and such director does not have specified relationships with the company.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that Charlene T. Begley, Aaron Hughes, Mark S. Peek, Daniel Scheinman, Robert Schwartz, Teddie Wardi, and Jeffery W. Yabuki are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s background, business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each outside director and the transactions involving them described in the section titled “Related Person Transactions.”

In evaluating the independence of Mr. Peek, our Board considered that Mr. Peek serves as Executive Vice President, Managing Director, and head of Workday Ventures, the strategic investment arm of Workday, which is both a customer and a vendor of our company. Arms-length sales to and purchases from Workday were significantly less than 2% of the recipient company’s gross revenue during its most recent fiscal year and were made in the ordinary course of business.

There are no family relationships among any of our directors or executive officers.
Board Leadership Structure

Our Board has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director when the chairperson of our Board and the Chief Executive Officer are the same person. Our Board has appointed Daniel Scheinman to serve as our lead independent director. As lead independent director, Mr. Scheinman provides leadership to our Board if circumstances arise in which the role of Chief Executive Officer and chairperson of our Board may be, or may be perceived to be, in conflict, and perform such additional duties as our Board may otherwise determine and delegate. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at https://investors.sentinelone.com, by clicking “Governance Documents” in the “Governance” section of our website. Our Corporate Governance Guidelines enumerate specific responsibilities for our lead independent director as follows:

•calling separate meetings of the independent directors;

•facilitating discussion and open dialogue among the independent directors during meetings of the Board, executive sessions and outside of meetings of the Board;

•serving as the principal liaison between the Chairperson and the independent directors;

•communicating to the Chairperson and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors in executive sessions or outside of meetings of the Board;

•providing the Chairperson with feedback and counsel concerning the Chairperson’s interactions with the Board;

•coordinating with the Chairperson to set the agenda for meetings of the Board, taking into account input from other independent directors;

•providing the Chairperson and management with feedback on meeting schedules and the appropriateness, including the quality and quantity, and timeliness of information provided to the Board;

•recommending the retention of advisors and consultants who report directly to the Board when appropriate;

•providing leadership to the Board if circumstances arise in which the role of the Chairperson may be, or may be perceived to be, in conflict;

•if appropriate, and in coordination with management, being available for consultation and direct communication with major stockholders; and

•performing such other functions and responsibilities as requested by the Board from time to time.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces. Our Board as a whole has responsibility for overseeing our risk management process, although the committees of our Board oversee and review risk areas that are particularly relevant to them. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular

Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to oversight of risk assessment and risk management generally, and specifically in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cyber risk, and also, among other things, discusses guidelines with management and the independent auditor. Our nominating committee assists our Board in fulfilling its oversight responsibilities with respect to risks relating to our corporate governance practices, the independence of the Board and potential conflicts of interest, as well as our policies and practices with regard to environmental, social and governance matters. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking.
Our Board believes its current leadership structure supports the risk oversight function of the Board. In particular, our Board believes that our lead independent director and our majority of independent directors provide a well-functioning and effective balance to the members of executive management on our Board. Further, our Board and nominating committee review and discuss with management matters related to human capital management, including SentinelOne’s commitments and progress on inclusion and diversity, employee engagement, business conduct and compliance, and executive succession planning. During fiscal 2022, the Board and its committees also reviewed and discussed with management on a regular basis the continuing impact of the COVID-19 pandemic on SentinelOne’s employees and business, as well as management’s strategies and initiatives to respond to and mitigate adverse impacts, such as risks related to increased remote work by us and our customers, economic risk, and the impacts of virtual customer events and sales activities.

Management Succession Planning

Our Board has delegated primary oversight responsibility for succession planning for our senior management positions, including our Chief Executive Officer, to the nominating and governance committee.

Oversight of Corporate Strategy

Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our Board receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Boards’ diverse skill set and experience enhances our Boards’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our Board also hold regularly scheduled executive sessions at which strategy is discussed.

Cybersecurity Risk Oversight

Securing the information of our customers, employees, partners, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security, and have a defined procedure for data incident detection, containment, response, and remediation. While everyone at our company plays a part in managing these risks, oversight responsibility is shared by our board of directors, our audit committee, and management.

Our management team provides regular cybersecurity updates in the form of reports and presentations to our audit committee. Our audit committee also reviews metrics about cyber threat response preparedness, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. We also maintain information security risk insurance coverage.
Board Meetings and Committees
During fiscal 2022, our Board held 10 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served. We do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, but we strongly encourage our directors to attend.

Our Board has established a standing audit committee, a standing compensation committee, and a standing Nominating Committee. Each of the committees has the composition and the responsibilities described below.

Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to SentinelOne, Inc., 444 Castro Street, Mountain View, California 94041 Attn: Corporate Secretary, or the “Investor Relations” section of our website, which is located at https://investors.sentinelone.com, by clicking “Governance Documents” in the “Governance” section of our website.

Audit Committee

Our audit committee is composed of Charlene T. Begley, Aaron Hughes and Mark S. Peek. Ms. Begley is the chair of our audit committee. The members of our audit committee meet the independence requirements under NYSE and SEC rules. Each member of our audit committee is financially literate. In addition, our Board has determined that each of Ms. Begley and Mr. Peek is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended. This designation does not, however, impose on her or him any supplemental duties, obligations or liabilities beyond those that are generally applicable to the other members of our audit committee and Board. Our audit committee’s principal functions are to assist our Board in its oversight of:

•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm, reviewing the qualifications and performance of the independent registered public accounting firm, and overseeing the rotation of the independent registered public accounting firm’s audit partners;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and the design, implementation, and performance of our internal audit function;
•risk assessment and management;
•our compliance with legal and regulatory requirements;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
During fiscal 2022, our audit committee met seven times.

Compensation Committee

Our compensation committee is comprised of Messrs. Peek, Scheinman and Wardi. Mr. Peek is the chair of our compensation committee. The members of our compensation committee meet the independence requirements under NYSE and SEC rules. All the members of this committee are also “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation committee is responsible for, among other things:

•evaluating, recommending to our Board, approving and reviewing our executive officer and director compensation arrangements, plans, policies, and programs;
•reviewing and recommending to our Board the form and amount of our compensation of our non-employee directors;
•reviewing, at least annually, the goals and objectives to be considered in determining the compensation of our chief executive officer and other executive officers;
•reviewing with our management our organization and people activities;
•administering and interpreting our cash and equity incentive compensation plans;
•reviewing and approving, or making recommendations to our Board with respect to, our cash and equity incentive compensation plans; and

•establishing our overall compensation philosophy.
During fiscal 2022, our compensation committee met eight times.

Nominating and Corporate Governance Committee

Our Nominating Committee is composed of Daniel Scheinman, Robert Schwartz, and Jeffrey W. Yabuki. Mr. Scheinman is the chair of our Nominating Committee. The members of our Nominating Committee meet the independence requirements under NYSE and SEC rules. Our Nominating Committee’s principal functions include:

•identifying, considering, and recommending candidates for membership on our Board, and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board;
•developing and recommending our corporate governance guidelines and policies;
•periodically consider and make recommendations to our Board regarding the size, structure and composition of our Board and its committees
•reviewing and recommending to our Board any changes to our corporate governance guidelines;
•reviewing any corporate governance related matters required by the federal securities laws;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•assisting our Board in overseeing our programs related to corporate responsibility and sustainability;
•overseeing the process of evaluating the performance of our Board and its committees; and
•advising our Board on corporate governance matters.
During fiscal 2022, our Nominating Committee met once.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee was at any time during fiscal 2022, or at any other time, an officer or employee of our company or any of our subsidiaries. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. Please see the section entitled Related Party Transactions in this Proxy Statement.
Considerations in Evaluating Director Nominees
In its evaluation of director candidates, including the members of the Board eligible for re-election, our nominating committee considers the current size, structure, and composition of the Board, the needs of the Board and its respective committees, and the desired Board qualifications, expertise and characteristics, including such factors as judgment, business acumen, and diversity. While we do not have a formal policy with respect to diversity, our nominating committee may consider such factors as differences in professional background, education, race, ethnicity, gender, age, geography, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Our Board is committed to seeking out highly qualified women and individuals from minority groups and diverse backgrounds. Our nominating committee has engaged an executive search firm to assist in identifying and recruiting potential candidates for membership on our Board.
Our Nominating Committee evaluates each individual in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. The Board annually evaluates the performance of the Board and its committees. Our nominating committee reviews self-assessment questionnaires to evaluate the performance of individual members. In determining whether to recommend a director for re-election, our nominating committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the company, and other qualifications and characteristics determined by the Board. Each director must ensure that other existing and anticipated future commitments do not materially interfere with his or her service as a director.

After completing their review and evaluation of director candidates, in accordance with the rules of the NYSE our nominating committee will recommend a director nominee for selection by our Board. Our Board has the final authority in determining the selection of director candidates for nomination to our Board.
Stockholder Recommendations for Nominations to Our Board
A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the company, attention of our Chief Legal Officer at SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94041. Such recommendation should include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate, and evidence of the recommending stockholder’s ownership of our stock. Such recommendation should also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership. We do not have a formal policy regarding the consideration of director candidates recommended by stockholders, but subject to the foregoing, our independent directors will consider candidates recommended by stockholders in the same manner as candidates recommended from other sources. Nominating Committee has discretion to decide which individuals to recommend to our Board for nomination as directors. Our Board has the final authority in determining the selection of director candidates for nomination to our Board. A stockholder that wants to nominate a person directly for election to the Board at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in our restated bylaws and the rules and regulations of the SEC. Any nomination should be sent in writing to SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94041, Attention: Corporate Secretary. To be timely for our 2023 annual meeting of stockholders, our corporate secretary must receive the nomination no earlier than March 2, 2023 and no later than April 1, 2023. Please see the section titled “Stockholder Proposal Deadlines for 2023 Annual Meeting” in this Proxy Statement for more information.
Communications with the Board

In cases where stockholders wish to communicate directly with our Board, messages can be sent to our Corporate Secretary at corporate@sentinelone.com. We will initially receive and process communications before forwarding them to the addressee. We generally will not forward to the directors a communication that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about our company, our products or our services.

This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are discussed further in the section titled “Stockholder Proposal Deadlines for 2023 Annual Meeting” in this Proxy Statement.
Code of Business Conduct and Ethics
Our Board has adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the corporate governance section of our website, which is located at https://investors.sentinelone.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY
SentinelOne recognizes the importance of a thoughtful approach to corporate citizenship, and our nominating committee is responsible for overseeing our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters. As we continue to develop our strategies and practices in these areas, we are also committed to growing our programs to best meet the needs of the stakeholders we serve. Our current programs include:

•Community Involvement. We drive social good through our commitment to responsible corporate citizenship across the communities where we operate.
◦SentinelOne Foundation: In response to the armed conflict in Ukraine in March 2022 the SentinelOne Foundation, our charitable arm, announced it would match up to $100,000 in donations to the UN Crisis Relief run by the United Nations Office for the Coordination of Humanitarian Affairs.
•Environmental Responsibility. We work to reduce the environmental impact of our operations through our sustainability initiatives by reducing air travel and encouraging teleconferencing.
•Diversity, Equity, and Inclusion. At SentinelOne, we cultivate and foster an inclusive workplace for all Sentinels through key initiatives and programs including:
◦Strategic partnership with the Organization Women in Cybersecurity (WiCys), including an apprenticeship program;
◦University recruiting for internships targeting underrepresented minorities;
◦Monthly internal celebrations including Black History Month, Women’s History Month, Pride, and Hispanic Heritage Month; and
◦Inclusive recruitment and hiring practices to source diverse talent.
•Compliance with Laws. SentinelOne is committed to complying with all applicable laws in all jurisdictions where it does business, including employment, human rights, and environmental laws and regulations.
•COVID-19 Response. SentinelOne has taken a proactive and supportive approach to helping our employees remain healthy and productive through the COVID-19 pandemic. At the beginning of the pandemic we required the vast majority of our employees to work from home, using virtual collaboration tools to maintain productivity and to remain in contact with one another and our customers and channel partners. To support and protect our employees, we also instituted travel bans and restrictions and have taken precautions in accordance with local laws and guidelines to protect the health and safety of the small number of employees who need to be in our offices to perform their roles. As local guidelines have been lifted we have permitted employees to return to the office. In response to the COVID-19 pandemic, we have worked to globally realign our benefits to focus on business and continuity and employee well-being.

•Retention and Talent Development We believe that motivating and retaining talent at all levels is vital to our success. Our compensation and benefits program is intended to anticipate and meet the needs of our employees. In addition to base salary, these programs, which vary by country and region, include annual bonuses, equity awards, an employee stock purchase plan, a 401(k) plan, including a recently announced 401(k) match in the United States, healthcare and insurance benefits, health savings and flexible spending accounts, unlimited vacation, wellness reimbursement, and more. We have increased our investment in training and development and have rolled out several key programs as well as enabling our employees to access over 1,000 on demand webinars in technical and soft skills areas.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Outside Director Compensation Policy
Our Board initially adopted an Outside Director Program in connection with our IPO, which was amended in December 2021. Members of our Board who are not employees are eligible for compensation under our Outside Director Program. Accordingly, Mr. Weingarten an executive officer of SentinelOne, is not eligible for awards under our Outside Director Program.
The Outside Director Program was developed in consultation with Aon, Radford, our compensation committee’s independent compensation consulting firm (“Radford”). Radford provided recommendations and competitive non-employee director compensation data and analyses. Our Board considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. Our Board believes our Outside Director Compensation Policy provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peer group companies to their non-employee directors.
The Compensation Committee periodically reviews the type and form of compensation paid to our outside directors, which includes a market assessment and analysis by Radford. As part of this analysis, Radford reviews non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the compensation committee in connection with its review of executive compensation.
Under our Outside Director Program as in effect for fiscal 2022, non-employee directors received compensation in the form of equity and cash, as described below:
Cash Compensation
During fiscal 2022, each non-employee director was eligible to receive the following annual cash retainers for certain board and/or committee service according to our Outside Director Compensation Policy:

Board/Committee	Chair ($)	Member ($)
Lead Independent Director	—	20,000
Board	—	50,000
Audit Committee	20,000	10,000
Compensation Committee	12,000	6,000
Nominating Committee	12,000	6,000
All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis, on the 15th of each of March, June, September and December, so long as the non-employee director continues to provide services in the applicable capacity to the company through each such date. Alternatively, each of our non-employee directors may elect to receive his or her cash fees in the form of deferred share units, pursuant to a prior written election. The RSUs granted as deferred share units will vest in equal quarterly installments so long as the non-employee director provides continuous service to the company through each vesting date, with the final installment vesting on the earliest of (i) the date of the next annual meeting of our stockholders, (ii) the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to his or her failure to be re-elected or his or her not standing for re-election, and (iii) the originally scheduled vesting date of such installment.

The RSUs granted as deferred share units will settle on the earliest to occur of (i) the 5th anniversary of the grant date, (ii) the non-employee director’s separation from service from the company, (iii) the non-employee director’s disability, (iv) the non-employee director’s death, and (v) a corporate transaction.

The annual fees, regardless of the form of payment, will become payable in full immediately prior to a corporate transaction.

Equity Compensation
Non-employee directors are eligible to receive all types of equity awards (except incentive stock options) under our 2021 Equity Incentive Plan (“2021 Plan”) (or the applicable equity plan in place at the time of grant) including discretionary awards not covered under our Outside Director Compensation Policy. All grants of awards under our Outside Director Compensation Policy will be automatic and nondiscretionary.

Initial Award. Each non-employee director who did not receive a stock option award in respect of his or her appointment to our Board between April 1, 2021, and the date of our IPO, and each new director, is eligible to receive an initial equity award in the form of stock options or RSUs, as determined by our Board, with an aggregate value of $300,000, which was increased to $400,000 effective December 10, 2021 (the “Initial Award”). The Initial Award will vest quarterly with respect to 1/12th of the total number of RSUs or stock options, as applicable, subject to the award, so long as the non-employee director provides continuous service to the company through each vesting date. The Initial Award is subject to full vesting acceleration immediately prior to a corporate transaction.
Annual Award. On the date of our annual meeting of our stockholders, each non-employee director automatically is granted an equity award in the form of stock options or RSUs, as determined by our Board, with an aggregate grant date value equal to $225,000 (prorated based on months of service) (the “Annual Award”) subject to such individual continuing to be an outside director. Subject to the terms of the policy, each Annual Award will fully vest on the earliest to occur of (i) the date of the next annual meeting of our stockholders (or the day immediately prior if the non-employee director’s service as a director ends at such meeting due to his or her failure to be re-elected or his or her not standing for re-election), (ii) the first anniversary of the grant date, (iii) the non-employee director’s death, (iv) the non-employee director’s disability, or (v) a corporate transaction, in each case subject to the non-employee director’s continuous service through such date.
The number of RSUs or stock options, as applicable, granted subject to the Initial Award will be calculated: (i) for RSUs, by dividing $300,000 ($400,000 effective December 10, 2021) by the closing price of one share of the Common Stock on the initial award grant date, rounding down to the nearest whole share, or (ii) for stock options, based on a grant date fair value of 300,000 ($400,000 effective December 10, 2021) on the initial award grant date, determined using the Black-Scholes value and 30-trading day average closing price of one share of our Class A common stock as of the Initial Award grant date, rounding down to the nearest whole share.

Outside Director Compensation Table
The following table provides information regarding compensation of our outside directors for service as directors, for fiscal 2022. In fiscal 2022, neither Robert Schwartz, an outside director affiliated with ThirdPoint nor Teddie Wardi, an outside director affiliated with Insight received compensation for service as a director. Prior to our IPO, we did not have a formal policy to provide any cash or equity compensation to our outside directors for their service on our Board or committees of our Board. Each outside director’s reasonable, customary and properly documented travel expenses to attend board meetings is reimbursed by the company.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
Charlene Begley(3)	54,335	—	385,110	439,445
Aaron Hughes(4)	34,891	—	726,400	761,291
Mark S. Peek(5)	46,800	—	726,400	773,200
Daniel Scheinman(6)	51,174	299,954	—	351,128
Jeffery W. Yabuki(7)	52,652	—	726,400	779,052

(1)Unless a director elected to receive payment in RSUs in lieu of cash pursuant to our Outside Director Compensation Program, the amount shown reflects a prorated annual cash retainer for such director’s service as a member of our Board and, if applicable, chair of our Audit Committee, Compensation Committee or Nominating Committee, or membership on our Audit Committee, Compensation Committee, or Nominating Committee since the IPO. Messrs. Peek and Yabuki and Ms. Begley each elected RSUs in lieu of cash and were awarded (i) 225, (ii) 175 and (iii) 218 RSUs, respectively, that settled into shares of our Class A common stock on September 9, 2021, and (i) 635, (ii) 817 and (iii) 794 RSUs, respectively, that settled into shares of our Class A common stock on December 10, 2021. 100% of the shares subject to the RSUs will vest upon the earlier of the day prior to our next Annual Meeting, or June 29, 2022, subject to each of their continued services with us through such date. See footnote 2 below for a description of the grant date fair value of these RSUs.
(2)The amounts reported in these columns represent the grant date fair value of the RSUs and stock options granted to our non-employee directors under our 2013 Plan and 2021 Plan, as applicable, during fiscal 2022 as computed in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). For more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 11 of the “Notes to Financial Statements” included in our Annual Report on Form 10-K for the year ended January 31, 2022. Note that the amounts reported in these columns reflect the accounting cost for these RSUs and stock options and do not correspond to the actual economic value that may be received by our non-employee directors from the RSUs and stock options.
(3)As of January 31, 2022, Ms. Begley held 1,021 RSUs of which 506 had vested and stock options to purchase a total of 33,000 shares of our Class B common stock of which 8,937 had vested.
(4)As of January 31, 2022, Mr. Hughes held stock options to purchase a total of 40,000 shares of our Class B common stock of which 8,888 had vested.
(5)As of January 31, 2022, Mr. Peek held 860 RSUs of which 429 had vested and stock options to purchase a total of 40,000 shares of our Class B common stock of which 8,888 had vested.
(6)As of January 31, 2022, Mr. Scheinman held 4,542 RSUs of which 757 had vested.
(7)As of January 31, 2022, Mr. Yabuki held 992 RSUs of which 495 had vested and stock options to purchase a total of 40,000 shares of our Class B common stock of which 8,888 had vested.

The following table shows, for each non-employee director, the aggregate shares under stock awards and the aggregate shares underlying stock option awards held by that individual as of January 31, 2022.

Name	As of January 31, 2022
	Aggregate Stock Awards Outstanding	Aggregate Option Awards Outstanding
Charlene T. Begley	1,012(1)	33,000(2)
Aaron Hughes	—	40,000(3)
Mark S. Peek	860(1)	40,000(3)
Daniel Scheinman	3,785(4)	—
Jeffery W. Yabuki	992(1)	40,000(3)

(1) The shares of our Class A common stock underlying the RSUs vest in equal quarterly installments on the 15th of each March, June, September and December. The final quarterly installment shall vest on the earliest of (i) June 30, 2022, (ii) June 29, 2022, if the non-employee director's service as a director ends at such meeting due to his or her failure to be re-elected or his or her not standing for re-election, and (iii) the originally scheduled vesting date of such installment, in each case so long as the outside director continues to provide services in the applicable outside director's capacity to the Company through such date.

(2) The stock option vests and becomes exercisable in 48 equal monthly installments beginning January 1, 2021, subject to Ms. Begley’s continued service as an outside director on each vesting date.

(3) The stock options vest and becomes exercisable in 48 equal monthly installments beginning June 16, 2021, subject to each of Messrs. Hughes, Peek and Yabuki’s continued service as an outside director on each vesting date.

(4) The shares of our Class A common stock underlying the RSUs vest quarterly with respect to 1/12th of the total number of RSUs on each March 30, June 30, September 30, and December 30 until fully vested, so long as Mr. Scheinman continues to provide service as an outside director through each vesting date.

PROPOSAL NUMBER 1
ELECTION OF CLASS I DIRECTORS
Our Board is currently comprised of eight directors and is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected to our Board by the holders of our common stock to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees for Director
Our Nominating Committee has recommended director nominees for selection by our Board, and our Board has nominated, Daniel Scheinman, Teddie Wardi, and Tomer Weingarten for re-election as Class I directors at the Annual Meeting of stockholders. If elected, Messrs. Scheinman, Wardi and Weingarten will serve as Class I directors until the 2025 annual meeting and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Messrs. Scheinman, Wardi and Weingarten, have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who may be proposed by our Nominating Committee and designated by the present Board to fill the vacancy.
Required Vote
The Class I directors will be elected by a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In other words, the three nominees receiving the highest number of “FOR” votes will be elected as Class I directors. You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Messrs. Scheinman, Wardi and Weingarten. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal.
Board Recommendation
Our Board recommends a vote “FOR” the election to the Board of Daniel Scheinman, Teddie Wardi, and Tomer Weingarten as Class I directors.

PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte as our independent registered public accounting firm for the year ending January 31, 2023. During fiscal 2022, Deloitte served as our independent registered public accounting firm.
Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and its stockholders. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may consider whether it should appoint another independent registered public accounting firm. A representative of Deloitte is expected to be telephonically present at the virtual Annual Meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents the aggregate fees billed for professional audit services and other services rendered to us by Deloitte for our fiscal years ended January 31, 2022 and 2021:

	Fiscal Year Ended
	2022	2021
Audit Fees(1)	$3,407,000	$1,205,000
Audit-Related Fees(2)	—	171,000
Tax Fees(3)	1,262,000	164,000
All Other Fees	2,000	2,000
Total Fees	$4,671,000	$1,542,000

(1)“Audit Fees” consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal 2022 also included fees billed for professional services rendered in connection with our IPO.
(2)“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence services related to mergers and acquisitions, technical accounting guidance and other attestation services.
(3)“Tax Fees” consist of fees for professional services for tax compliance, tax advice and tax planning.
(4)“All Other Fee” include fees for services other than the services reported in audit fees, audit-related fees and tax fees.
Auditor Independence
In fiscal 2022, there were no other professional services provided by Deloitte that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.
Audit and Non-Audit Services Pre-Approval Policy
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee (or its delegate) may pre-approve services to be performed by our independent registered public accounting firm without consideration of specific case-by-case services or may require the specific pre-approval of the committee, in either case, in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte for fiscal 2021 and fiscal 2022 were pre-approved by our audit committee.
Required Vote
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending January 31, 2023 requires the affirmative “FOR” vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal and are voted for or against the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation
Our Board recommends a vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending January 31, 2023.
Audit Committee Report
SentinelOne’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing SentinelOne’s consolidated financial statements. SentinelOne’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of SentinelOne’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), (“PCAOB”), and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare SentinelOne’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements for fiscal year 2022 with the management of SentinelOne and Deloitte;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB; and
•received the written disclosures and the letter from Deloitte as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Deloitte that firm’s independence.
Based on the audit committee’s review of the audited financial statements and the various discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 31, 2022 for filing with the SEC. The audit committee has also appointed Deloitte as the company’s independent registered public accounting firm for the year ending January 31, 2023.
The Audit Committee
Charlene Begley (Chair)
Aaron Hughes
Mark Peek
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be deemed incorporated by reference into any prior or subsequent filing by SentinelOne under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent SentinelOne specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 30, 2022:

Name	Age	Position
Executive Officers:
Tomer Weingarten	39	Chairman of the Board of Directors, President, Chief Executive Officer and Director
David Bernhardt	47	Chief Financial Officer
Nicholas Warner(1)	50	President, Security
Richard Smith, Jr.	42	Chief Technology Officer
Srivatsan Narayanan(2)	55	Chief Operating Officer
Keenan Conder	59	Chief Legal Officer & Secretary
(1) Mr. Warner served as Chief Operating Officer from January 2019 until his promotion to President, Security in April 2022.
(2) Mr. Narayanan was appointed as our Chief Operating Officer in April 2022.

For Mr. Weingarten’s biography, see “Director Nominees.”

David Bernhardt has served as our Chief Financial Officer since September 2020. Prior to joining us, Mr. Bernhardt served in various leadership positions at Chegg, Inc., an educational technology company, including as Vice President of Finance from July 2011 to September 2020. Prior to Chegg, Mr. Bernhardt served in various positions at Palantir Technologies Inc., a data analytics software company, including most recently as its Vice President of Finance and an advisor, from May 2009 to August 2013. Mr. Bernhardt holds a B.S.c. in Finance from Santa Clara University.
Nicholas Warner has served as our President, Security since April 2022. Mr. Warner previously served as our Chief Revenue Officer from June 2017 to January 2019 and Chief Operating Officer from January 2019 to April 2022. From April 2014 to June 2017, Mr. Warner served in various executive roles at Cylance, Inc., including as Senior Vice President of Worldwide Sales. Mr. Warner served as Worldwide Director of Advanced Technologies, at McAfee Corp., from September 2012 to April 2014. From January 2002 to September 2012, Mr. Warner served in various positions at Websense Inc., a cybersecurity software company now known as Forcepoint LLC, including as Senior Director of Sales, Eastern Region.
Richard Smith, Jr. has served as our Chief Technology Officer since March 2021. Prior to joining us, Mr. Smith served in various leadership positions at Medallia, Inc., a customer experience platform company, including as Senior Vice President of Engineering, from January 2016 to March 2021. Prior to Medallia, Mr. Smith served in various positions at Oracle Corporation, a products and services cloud technology company, including most recently as Senior Director of Engineering, from October 2009 to January 2016. Mr. Smith holds a B.S. in Computer Science from the University of Arizona and an M.B.A. from the Wharton School of the University of Pennsylvania.
Srivatsan Narayanan has served as our Chief Operating Officer since April 2022. Prior to joining us Mr. Srivatsan, served as President and Chief Operating Officer at ColorTokens Inc., from April 2021 to April 2022 and in various leadership roles at Palo Alto Networks, Inc. (“PANW”), a global cybersecurity company, including most recently as Chief Strategy Officer from January 2019 to March 2021. Prior to joining PANW, Mr. Srivatsan served as Managing Director, Business Operations & Strategy at Google Cloud, a cloud computing services company, from October 2015 to January 2019. Mr. Srivatsan holds a Bachelor of Technology from the Indian Institute of Technology, Bombay, a M.S. in Manufacturing Engineering from Boston University, and a Ph.D. in Operations Research from the Massachusetts Institute of Technology.

Keenan Conder has served as our General Counsel and Chief Legal Officer since August 2021. Prior to joining us, Mr. Conder served in several roles at Tableau Software, Inc., a data analytics company until its acquisition by Salesforce.com Inc., from January 2012 to August 2021, including most recently as Executive Vice President, General Counsel and Corporate Secretary. From June 2007 to January 2012, Mr. Conder served as Vice President, General Counsel and Corporate Secretary of Isilon Systems, Inc., a data storage company, which was subsequently acquired by EMC Corporation (now Dell EMC). Mr. Conder previously also served as Senior Vice President, General Counsel of Expedia, Inc. and prior to that as Senior Vice President, General Counsel of Travelocity.com, Inc. Mr. Conder received his J.D. from Wake Forest University and holds a B.A. from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION

Process and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions, and other actions. Typically, our Chief Executive Officer and Chief People Officer make recommendations to our compensation committee, often attend committee meetings, and are involved in the determination of compensation for our executive officers, except that our Chief Executive Officer and Chief People Officer do not make recommendations as to his or her own compensation. Our Chief Executive Officer and Chief People Officer make such recommendations (other than with respect to himself or herself) regarding base salary and equity incentives for our executive officers based on our results, an executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties, and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and approves compensation for each executive officer, including our Chief Executive Officer and Chief People Officer.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In the fiscal year ended January 31, 2022 the compensation committee retained Radford. Radford provides market information, analysis, and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Radford to, among other things, assist in identifying an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair.

Radford does not provide any services to us other than the services provided to our compensation committee. Our compensation committee has assessed the independence of Radford and has concluded that no conflict of interest exists with respect to the work that Radford performs for our compensation committee. Our executive compensation programs and policies for fiscal 2022 reflected our stage of development as a newly and growing publicly-traded company.
Our named executive officers (“NEOs”) for fiscal 2022, consist of our Chief Executive Officer and next two most highly compensated executive officers as of January 31, 2022:
•Tomer Weingarten, Co-Founder, President and Chief Executive Officer
•Keenan Conder, Chief Legal Officer and Secretary
•Richard Smith, Chief Technology Officer
Summary Compensation Table

The following table presents information concerning the total compensation of our NEOs for services rendered to us in all capacities during the years ended January 31, 2021 and January 31, 2022, as applicable. Our NEOs are entitled to the same health and welfare benefits that are generally applicable to our other employees.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Tomer Weingarten Chairman of the Board, President, Chief Executive Officer and Director	2022	472,000	541,759	—	94,381,775	—	—	95,395,534
	2021	316,667	200,000	—	3,117,263	—	—	3,633,930
Richard Smith, Jr, Chief Technology Officer	2022	417,692	258,833	—	10,255,000	—	—	10,931,525
Keenan Conder Chief Legal Officer and Secretary	2022	177,951	98,043	7,441,123	—	—	—	7,717,117
(1) Mr. Weingarten’s base salary and bonus each increased to $496,000 effective as of May 2021.

(2) For each of the NEOs the amounts represent discretionary bonuses earned in fiscal 2022 pursuant to each NEO’s respective offer letters. In addition, for Mr. Smith the amount includes a one-time $37,500 sign-on bonus payable under the terms of Mr. Smith’s offer letter dated February 2021.

(3) The amounts reported in these columns represent the grant date fair value of the RSUs and stock options granted to our NEOs during fiscal 2022 as computed in accordance with ASC 718. For more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 11 of “Notes to consolidated financial Statements” included in Annual Report on Form 10-K for the year ended January 31, 2022. Note that the amounts reported in these columns reflect the accounting cost for these RSUs and stock options and do not correspond to the actual economic value that may be received by our NEOs from the RSUs and stock options. 1,304,605 shares underlying Option Awards granted to Mr. Weingarten are performance stock option awards, as more fully described in the following paragraph, that remain within their performance period, which ends in March 2031. As of January 31, 2022, the performance criteria were not met.

Fiscal 2022 Performance Award

In March 2021, our Board, with participation by every independent member of the Board, granted performance stock option awards to Mr. Weingarten (the “Performance Award”). The Performance Award is comprised of a 10-year term option to purchase 1,304,605 shares of our Class B common stock for Mr. Weingarten. The Performance Award has an exercise price of $9.74 per share, which our Board determined was equal to the fair market value of our common stock on the date of grant.
Mr. Weingarten’s Performance Award vests 100% upon the earlier of (a) our achieving a market capitalization (as reported in the Wall Street Journal) of not less than $20 billion over not less than 90 consecutive trading days, or (b) a “change of control” as defined in the 2013 Plan, in which our equity holders receive proceeds of no less than $20 billion at closing (collectively, the “Milestone Events”), in each case, subject to Mr. Weingarten remaining continuously employed as our Chief Executive Officer at all times from the date of grant through the applicable Milestone Event.
For the avoidance of doubt, in the event of a “change of control” in which equity holders receive proceeds of less than $20 billion at closing or if we achieve a market capitalization of less than $20 billion, the Performance Awards shall remain outstanding and eligible to vest.
Additionally, in March 2021, our Board, with participation by every independent member of the Board, also granted a stock option award to Mr. Weingarten comprised of a 10-year term option to purchase 5,217,186 shares of our Class B common stock, with an exercise price of $9.74 per share. Such awards vest over five years, with 1/60th of the shares subject to the award vesting on the one-month anniversary of the grant date and an additional 1/60th vesting on each monthly anniversary thereafter, subject to such officer’s continued service with us on each applicable vesting date. This award is subject to accelerated vesting pursuant to the terms of our change of control and severance agreement, effective with each such officer, each of which was effective upon the effectiveness of our IPO.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning all outstanding equity awards held by each of our NEOs as of January 31, 2022:

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested(2) (#)

Tomer Weingarten	3/8/2019	274,798	223,438(3)	—	1.20	3/7/2029	—	—
	3/27/2020	1,500,000	1,500,000(4)	—	2.27	3/26/2030	—	—
	3/24/2021	869,531	4,347,655(5)	—	9.74	3/23/2031	—	—
	3/24/2021(6)	—	—	1,304,605	9.74	3/23/2031	—	—
Richard Smith, Jr.	3/24/2021	—	700,000(7)	—	9.74	3/23/2031	—	—
Keenan Conder	9/9/2021	—	—	—	—	—	105,634(8)	4,727,122

(1)Each stock option was granted pursuant to our 2013 Equity Incentive Plan (“2013 EIP”), except otherwise noted below. Each RSU was awarded pursuant to our 2021 Equity Incentive Plan (“2021 EIP”).
(2)The market value of the awards were calculated by multiplying the number of shares underlying the awards by $44.75, which was the closing price of a share of our Class A common stock as of January 31, 2022.
(3)This stock option vests monthly over 48-months in equal installments starting on February 1, 2019, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
(4)This stock option vests monthly over 48-months in equal installments starting on January 22, 2020, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”
(5)This stock option vests monthly over 60-months in equal installments starting April 23, 2021, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”

(6)Includes Performance Awards that are subject to performance-based vesting conditions and are scheduled to vest on the achievement of various corporate milestones, subject to the officer’s continued service with us through the satisfaction of such performance conditions. For additional information see the section titled “Executive Compensation — Fiscal 2022 Performance Award.”
(7)25% of the shares subject to this stock option vested February 24, 2022. The remainder of the shares subject to the option vests in equal monthly installments over 26 months thereafter, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”

(8)1/16th of RSUs subject to the award vested on December 5, 2021 and an additional 1/16th of the RSUs shall vest quarterly thereafter, subject to continued service through the applicable vesting date. For additional information as to acceleration upon a change in control see the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Executive Offer Letters
    In connection with our IPO we entered into confirmatory offer letters with each of our NEOs setting forth the terms and conditions of employment for each of our NEOs.
Tomer Weingarten
In May 2021, we entered into a confirmatory offer letter with Mr. Weingarten. The letter agreement does not have a specific term and provides that Mr. Weingarten is an at-will employee. Mr. Weingarten is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our Board. Effective as of May 2021, Mr. Weingarten’s annual base salary is $496,000 and his target annual bonus is $496,000.

Richard Smith, Jr.
In May 2021, we entered into a confirmatory offer letter with Mr. Smith. The letter agreement does not have a specific term and provides that Mr. Smith is an at-will employee. Mr. Smith is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our Board. Effective as of May 2021, Mr. Smith's annual base salary is $450,000 and his target annual bonus is $225,000.
Keenan Conder
In June 2021, we entered into a confirmatory offer letter with Mr. Conder, effective August 2021, when Mr. Conder commenced his employment with us. The letter agreement does not have a specific term and provides that Mr. Conder is an at-will employee. Mr. Conder is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our Board. Effective as of August 2021, Mr. Conder’s annual base salary is $410,000 and his target annual bonus is $205,000.

Potential Payments upon Termination or Change of Control
We adopted arrangements for our executive officers, including our NEOs, that provide for payments and benefits on termination of employment or upon a termination in connection with a change of control.
Under these arrangements, in the event that any of our executive officers, including our NEOs, are terminated without “cause” or resigns for “good reason” within three months before or twelve months following a “change of control” of the company, he or she will be entitled to: (i) an amount equal to twelve months (eighteen months for Mr. Weingarten) of his or her base salary at the rate in effect immediately prior to such termination plus his or her then-current annual target bonus opportunity, payable in a cash lump-sum and (ii) to the extent the executive officer timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the employer portion of the participant’s premium payments for such continued coverage for a period ending on the earlier of (x) twelve months following the termination date (eighteen months for Mr. Weingarten) and (y) the date that the executive officer becomes eligible for coverage under another employer’s plans. In addition, each of our executive officer’s outstanding equity awards, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria, will become vested and exercisable, as applicable, with respect to 100% of the underlying shares. All such severance payments and benefits will be subject to each named executive officer’s execution of a general release of claims against us.
Additionally, in the event that our executive officers, including our NEOs, are terminated without “cause” or resign for “good reason” outside of the period of three months before or twelve months after a “change of control,” he or she will be entitled to (i) an amount equal to six months (twelve months for Mr. Weingarten) of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum and (ii) to the extent the named executive officer timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the employer portion of the participant’s premium payments for such continued coverage for a period ending on the earlier of (x) six months following the termination date (twelve months for Mr. Weingarten) and (y) the date that the executive officer becomes eligible for coverage under another employer’s plans. Finally, in the event that Mr. Weingarten is terminated without “cause”, the vesting of each of his outstanding equity awards, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria, shall accelerate as if he had completed an additional six months of continuous service. All such severance payments and benefits will be subject to each executive officer’s execution of a general release of claims against us.
Outstanding equity awards granted to executive officers, including NEOs, on or after March 24, 2021, are and will be governed by the rules described above, whereas outstanding equity awards granted to our executive officers, including, NEOs, prior to March 24, 2021, will remain subject to their original specific acceleration terms. For the avoidance of doubt, the stock option awards, granted to Messrs. Weingarten and Smith on March 24, 2021 will be governed by the rules described in the preceding paragraphs.
Outstanding equity awards granted in fiscal 2020 to our executive officers, including our NEOs, will therefore become vested and exercisable, as applicable, with respect to 50% of the underlying shares in the event that (i) they are terminated without “cause” or resign for “good reason” or (ii) in the event of a “change of control” of the company, and with respect to 100% of the underlying shares in the event that they are terminated without “cause” or resigns for “good reason” within three months before or twelve months following a “change of control” of the company.
Welfare and Other Benefits
We provide health, dental, vision, life, and disability insurance benefits to our named executive officers, on the same terms and conditions as provided to all other eligible U.S. employees.
We also sponsor a broad-based 401(k) plan intended to provide eligible U.S. employees with an opportunity to defer eligible compensation up to certain annual limits. In early fiscal 2023 we also introduced 3% matching for eligible U.S. employees, up to a total of $2,500. As a tax-qualified retirement plan, contributions (if any) made by us are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan. Our named executive officers are eligible to participate in our employee benefit plans, including our 401(k) plan, on the same basis as our other employees.
We also offer eligible employees the opportunity to purchase shares of our Class A common stock at a discount under our 2021 Employee Stock Purchase Plan (“ESPP”). Pursuant to the ESPP, all eligible employees may allocate up to 15% of their eligible compensation to purchase shares of our Class A common stock, subject to specified limits. The ESPP generally provides for six-month offering periods beginning January 6 and July 6 of each year, with each offering period consisting of single six-month purchase periods, except for the initial offering period which began on July 1, 2021, and will end on July 5, 2023 and the second offering period began on January 6, 2022. On each purchase date, eligible employees will purchase the shares at a price per share equal to 85% of the lesser of (1) the fair market value of our Class A common stock as of the beginning of the offering period or (2) the fair market value of our Class A common stock on the purchase date, as defined in the ESPP except for the initial offering period that has a 24-months look back to the IPO price of $35.00.
Policy on Hedging and Pledging of SentinelOne Securities
We have an insider trading policy, which, among other things, prohibits our directors, officers, employees and consultants from engaging in derivative securities transactions, including hedging, with respect to our securities. In addition, no such person may pledge our securities as collateral in a margin account or as collateral for a loan without prior consent of our Chief Legal Officer.
Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of January 31, 2022. As of January 31, 2022, our equity compensation plans consisted of the 2021 Plan, 2013 Plan and the 2011 Stock Incentive Plan (the “2011 Plan”) Information is included for equity compensation plans approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	44,192,777 (2)	$ 4.30 (3)	44,724,907 (4)(5)
Equity compensation plans not approved by security holders	—	—	—
Total	44,192,777	$ 4.30	44,724,907

(1)Includes our 2011 Plan, 2013 Plan and 2021 Plan. Our 2011 Plan and 2013 Plan terminated on July 2, 2021 in connection with our IPO. The amount in column (c) includes shares of our Class A common stock issuable under our ESPP.
(2)Includes 1,437,353 shares of Class A common stock subject to options and RSUs and 42,755,424 shares of Class B common stock subject to options and RSUs outstanding as of January 31, 2022 that were issued under the 2011 Plan, 2013 Plan and 2021 Plan. This amount does not include any shares issuable under our ESPP.
(3)Indicates a weighted average price for 42,422,473 options under our 2011 Plan, 2013 Plan, and 2021 Plan. It does not take into account RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(4)As of January 31, 2022, an aggregate of 38,050,304 shares of Class A common stock were available for issuance under our 2021 Plan. The number of shares available for issuance under our 2021 Plan will also include an annual increase on the first day of each fiscal year, by the number of shares equal to five (5%) of the aggregate number of outstanding shares of all classes of our common stock (on an as-converted basis) as of the immediately preceding January 31, or a lesser number as may be determined by our compensation committee, or by our Board acting in place of our compensation committee.
(5)As of January 31, 2022, an aggregate of 6,674,603 shares of Class A common stock were available for issuance under our ESPP. The number of shares available for issuance under our ESPP will also include an annual increase on the first day of each fiscal year, by the number of shares equal to one percent (1%) of the aggregate number of outstanding shares of all classes of our common stock (on an as-converted basis) as of the immediately preceding January 31, or a lesser number as may be determined by our compensation committee, or by our Board acting in place of our compensation committee.

RELATED PERSON TRANSACTIONS
Related Person Transactions
The following is a summary of transactions since February 1, 2021 to which we have been or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, nominees for director, promoters or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this Proxy Statement titled “Executive Compensation.”

Private Placement

In connection with our IPO, entities affiliated with Tiger Global, Insight Venture Partners, and Third Point Ventures, each a beneficial owner of more than 5% of our capital stock purchased an aggregate of 1,428,568 shares of Class A common stock at a price per share of $35.00, for an aggregate purchase price of approximately $50.0 million, inclusive of the amount to be purchased by the remaining private placement investor. These shares were not registered in the IPO. Robert Schwartz, a member of our Board, is a Managing Partner of Third Point Ventures. Teddie Wardi, a member of our Board, is a Managing Director of Insight Venture Partners.
Co-Founder Voting Agreement
In connection with our IPO, Tomer Weingarten, our co-founder, the Chairman of our Board, President, and Chief Executive Officer and Almog Cohen, our co-founder and former director entered into a voting agreement (the “Co-Founder Voting Agreement”). Pursuant to the Co-Founder Voting Agreement, Mr. Cohen granted Mr. Weingarten an irrevocable proxy to vote all shares of Class B common stock and other voting securities held by Mr. Cohen at Mr. Weingarten’s discretion on all matters to be voted upon by our stockholders. The Co-Founder Voting Agreement will terminate upon the earliest to occur of: (i) the liquidation, dissolution, or winding up of our business operations, (ii) the death or disability, as defined in our restated certificate of incorporation, of Mr. Weingarten, (iii) the explicit written consent of Mr. Weingarten, (iv) the date on which no shares of Class B common stock remain outstanding, and (v) such time as no shares are held by Mr. Cohen.
Directed Share Program
In connection with our IPO, the underwriters reserved 5% of the shares offered by us in the IPO, for sale at the IPO price through a directed share program available to senior executives and directors and their friends and family members, certain of our channel partners, and other individuals identified by our leadership.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware (“DGCL”), the personal liability of our directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. Our restated certificate of incorporation and restated bylaws provide that we must indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.
We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.
We have purchased and intend to maintain insurance on behalf of each and any person who is or was one of our directors or officers against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Policies and Procedures for Related Party Transactions
Our Board adopted a Related Party Transactions Policy which provides that our audit committee is responsible for reviewing and approving any related party transaction, taking into account whether the transaction is on an arms-length basis, whether there are business reasons for the transaction, whether the transaction would impair a director’s independence and whether the related party transaction would present an improper conflict of interest. The Related Party Transaction Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Our full Board (with any interested director recusing him or herself) reviewed and approved our related party transactions prior to our IPO and following our IPO, our audit committee approves all of our related party transactions.
We believe that we have executed all the transactions described above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future related party transactions are approved by our audit committee, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECURITY OWNERSHIP
The following table sets forth the beneficial ownership of our capital stock as of April 30, 2022 by:
•each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all executive officers and directors as a group.
Applicable percentage ownership is based on 190,708,012 shares of Class A common stock and 81,788,612 shares of Class B common stock outstanding at April 30, 2022. Shares of common stock issuable upon the exercise of stock options exercisable or pursuant to RSUs that may vest and settle within 60 days of April 30, 2022, are deemed to be outstanding and beneficially owned by the person holding the options, or the RSUs, for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94104.

	Shares Beneficially Owned				Total Voting Power
	Class A		Class B
Name of Beneficial Owners	Shares	%	Shares	%	%
Named Executive Officers and Directors:
Tomer Weingarten(1)	19,955	*	8,575,449	10.02	9.02
Shares subject to voting proxy(2)	5,318,850	2.79	—	—	*
Total	5,338,805	2.80	8,575,449	10.02	9.30
Keenan Conder(3)	20,936	*	—	—	*
Richard Smith(4)	6,153	*	233,333	*	*
Charlene Begley(5)	12,407	*	12,375	*	*
Aaron Hughes(6)	1,450	*	14,444	*	*
Mark S. Peek(7)	71,041	*	14,444	*	*
Daniel Scheinman(8)	38,107	*	1,423,149	1.74	1.56
Robert Schwartz(9)	—	—	—	—	—
Jeffery Yabuki(10)	10,992	*	14,444	*	*
Teddie Wardi(11)	—	—	—	—	—
All executive officers and directors as a group (13 persons)(12)	5,520,591	2.89	14,851,985	16.45	15.16

Greater than 5% Stockholders:
Entities affiliated with Insight(13)	3,646,919	1.91	30,999,311	37.90	34.10
Entities affiliated with Third Point(14)	3,288,575	1.72	21,518,907	26.31	23.70
Entities affiliated with T. Rowe Price(15)	21,577,995	11.31	—	—	1.20
Affiliates of Tiger Global Management, LLC(16)	4,873,584	2.56	4,807,378	5.88	5.50
Entities affiliated with Redpoint Ventures(17)	2,620,219	1.37	14,847,910	18.15	16.40
Entities affiliated with Anchorage(18)	9,867,053	5.17	—	—	*
* Less than one percent.

1.Consists of 4,771,153 shares of Class B common stock, (ii) 200,000 shares of Class B common stock held of record by Mr. Weingarten, as Trustee of the Tomer Weingarten 2021 Grantor Retained Annuity Trust dated April 29, 2021, (iii) 400,000 shares of Class B common stock held by a trust over whose trustee Mr. Weingarten can exercise remove and replace powers, (iv) 3,804,296 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2022, and (v) 19,955 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2022. Of the Class B common stock beneficially owned by Mr. Weingarten, 2,500,000 shares are pledged as collateral to secure personal indebtedness pursuant to a security and pledge agreement.
2.Consists of shares of our Class A common stock held by Almog Cohen over which, except under limited circumstances, Mr. Weingarten holds an irrevocable proxy, pursuant to the Co-Founder Voting Agreement. We do not believe that the parties to the Co-Founder Voting Agreement constitute a “group” under Section 13 of the Exchange Act, as Mr. Weingarten exercises voting control over these shares. For more information about the voting agreements, see “Related Person Transactions—Co-Founder Voting Agreement.”
3.Consists of 10,569 shares of Class A common stock held by Mr. Conder and 10,367 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2022.
4.Consists of (i) 233,333 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2022 and (ii) 6,153 shares of Class A common stock subject to RSUs scheduled to vest and settle within 60 days of April 30, 2022.
5.Consists of (i) 10,758 shares of Class A common stock held by Ms. Begley, (ii) 465 shares of Class A common stock held by the 2014 Irrevocable Trust FBO Jordan L. Begley, of which Ms. Begley is co-trustee, (iii) 465 shares of Class A common stock held by the 2014 Irrevocable Trust FBO Paige Begley, of which Ms. Begley is co-trustee, (iv) 465 shares of Class A common stock held by the 2014 Irrevocable Trust FBO Jennifer Elizabeth Begley, of which Ms. Begley is co-trustee, (v) 254 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of April 30, 2022, and (vi) 12,375 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2022.
6.Consists of 1,450 shares of Class A common stock held by Mr. Hughes and 14,444 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2022.
7.Consists of (i) 779 shares of Class A common stock are held by Mr. Peek, (ii) 70,000 shares of Class A common stock held by Mr. Peek as trustee of the Omega Living Trust dated August 6, 2015, (iii) 262 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of April 30, 2022, and (iv) 14,444 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2022.
8.Consists of (i) 11,135 shares of Class A common stock held by Mr. Scheinman, (ii) 28,150 shares of Class A common stock held by the Dan and Zoe Scheinman Family Trust, Dated 2/23/01 (the “Scheinman Family Trust”) over which Mr. Scheinman is trustee and a beneficiary and has sole voting and dispositive power, and (iii) 1,423,149 shares of Class B common stock held by the Scheinman Family Trust.
9.Mr. Schwartz is the Managing Partner at Third Point Ventures, and does not have voting or investment power over the shares held by Third Point Ventures. Mr. Schwartz disclaims beneficial ownership over the shares of Class B common stock held by Third Point Ventures except to the extent of his pecuniary interest. See note (14) below for more information regarding Third Point Ventures.
10.Consists of (i) 10,743 shares of Class A common stock held by Mr. Yabuki, (ii) 249 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of April 30, 2022, and (iii) 14,444 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2022.
11.Mr. Wardi is a Managing Director at Insight Venture Management, LLC, the investment manager of Insight Partners (Cayman) XI, L.P., Insight Partners (Delaware) XI, L.P., Insight Partners (EU) XI, S.C.Sp., Insight Partners XI (Co-Investors) (B), L.P., Insight Partners XI (Co-Investors), L.P., Insight Partners XI, L.P., Insight Venture Partners X, L.P., Insight Venture Partners X (Co-Investors), L.P., Insight Venture Partners (Cayman) X, L.P. and Insight Venture Partners (Delaware) X, L.P., or Insight, and collectively, the Insight Entities, and does not have voting or investment power over the shares held by the Insight Entities. Mr. Wardi disclaims beneficial ownership of the Class B common stock held by the Insight Entities except to the extent of his pecuniary interest. See note (12) below for more information regarding Insight.
12.Includes (i) 5,464,228 shares of Class A common stock, (ii) 6,372,378 shares of Class B common stock, (iii) 8,479,607 shares underlying stock options to purchase Class B common stock that are exercisable within 60 days of April 30, 2022, and (iv) 56,363 shares of Class A common stock subject to RSUs scheduled to vest within 60 days of April 30, 2022.
13.Based on a Schedule 13D/A filed on December 15, 2021, by entities affiliated with Insight, pursuant to which entities affiliated with Insight may be deemed the beneficial owners of 3,646,919 shares of Class A common stock and 30,999,311 shares of Class B common stock as follows:

Reporting Person	Shares of Class A Common Stock (#)	Shares of Class B Common Stock (#)
Insight Venture Partners X, L.P.	1,573,422	14,160,803
Insight Venture Partners (Cayman) X, L.P.	1,290,225	11,612,028
Insight Venture Partners (Delaware) X, L.P.	249,581	2,246,234
Insight Venture Partners X (Co-Investors), L.P.	37,437	336,935
Insight Partners XI, L.P.	122,122	1,099,100
Insight Partners (Cayman) XI, L.P.	133,791	1,204,121

Insight Partners (Delaware) XI, L.P.	17,082	153,745
Insight Partners XI (Co-Investors), L.P.	2,033	18,302
Insight Partners XI (Co-Investors) (B), L.P.	2,802	25,226
Insight Partners (EU) XI, S.C.Sp.	15,868	142,817
Insight Partners Fund X Follow-On Fund, L.P.	84,734	—
Insight Partners Fund X (Cayman) Follow-On Fund, L.P.	106,492	—
Insight Partners Fund X (Delaware) Follow-On Fund, L.P.	4,140	—
Insight Partners Fund X (Co-Investors) Follow-On Fund, L.P.	7,190	—
Insight Venture Associates X, L.P.	3,150,665	28,356,000
Insight Venture Associates X, Ltd.	3,150,665	28,356,000
Insight Associates XI, L.P.	277,830	2,500,494
Insight Associates XI, Ltd.	277,830	2,500,494
Insight Associates (EU) XI, S.a.r.l.	15,868	142,817
Insight Associates Fund X Follow-On, L.P.	202,556	—
Insight Associates Fund X Follow-On, Ltd.	202,556	—

Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to have shared voting and dispositive power over the shares held by each of the Funds. The foregoing is not an admission by any of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman or Michael Triplett that he is the beneficial owner of the shares held by the Funds. The address for each of the foregoing persons is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.
14.Based on a Schedule 13D/A Amendment No. 4 filed on April 7, 2022, by Third Point LLC pursuant to which Third Point may be deemed the beneficial owner of 24,807,482 shares of common stock pursuant to which Third Point has shared voting and dispositive power that consists of (i) 3,288,575 shares of Class A common stock and 21,518,907 shares of Class B common stock. Daniel S. Loeb is the Chief Executive Officer of Third Point Ventures and exercises sole voting and investment power over the shares held by Third Point Ventures LLC. The address of each of the persons and entities named in this footnote is 55 Hudson Yards, 51st Floor New York, New York 10001.
15.Based on a Schedule 13G/A filed January 10, 2022, by entities affiliates affiliated with T. Rowe Price pursuant to which entities affiliated with T. Rowe Price Associates, Inc. (“T. Rowe Price”) may be deemed the beneficial owner of 21,577,995 shares of Class A common stock, over which T. Row Price holds (i) sole voting power of 9,946,957 shares of Class A common stock and (ii) sole dispositive power over 21,577,995 shares of Class A common stock, T. Rowe Price Growth Stock Fund holds sole voting power over 6,348,700 shares of Class A common stock. The address for each of the foregoing persons is 100 E. Pratt Street, Baltimore, MD 21202.
16.The shares listed above are held by entities or persons affiliated with Tiger Global Management, LLC, or Tiger Global. Tiger Global Private Investment Partners XII, L.P. holds 4,807,378 shares of Class B common stock. Tiger Global is controlled by Chase Coleman and Scott Shleifer. The business address of each of these entities and the persons is 9 West 57th Street, 35th Floor, New York, New York 10019.
17.Redpoint Omega Associates II, LLC is the beneficial owner of (i) 445,437 shares of Class B common stock held by and (ii) 78,606 shares of Class A common stock. Redpoint Omega II, L.P is the beneficial owner of (i) 2,541,613 shares of Class A common stock and (ii) 14,402,473 shares of Class B common stock. The sole general partner of Redpoint Omega II, L.P. is Redpoint Omega II, LLC. Voting and dispositive decisions with respect to the shares held by Redpoint Omega II, L.P. and Redpoint Omega Associates II, LLC are made by the managers of Redpoint Omega II, LLC and Redpoint Omega Associates II, LLC: W. Allen Beasley, Jeffrey D. Brody, Satish Dharmaraj, R. Thomas Dyal, a member of our board of directors, Timothy M. Haley, Christopher B. Moore, Scott C. Raney, John L. Walecka and Geoffrey Y. Yang. The address of each of the persons named in this footnote is 2969 Woodside Road, Woodside, California 94062.
18.Based on Schedule 13G filed on February 14, 2022. Consists of 450,000 shares of Class A common stock held by Anchorage Capital Master Offshore, Ltd., a Cayman Islands exempted company (“AMCO”) and 9,417,053 shares of Class A common stock held by AIO V Holdings (Cayman) LLC, a Cayman Islands limited liability company (“AIO V Cayman). Anchorage Capital Group, L.L.C. (“Capital Group”) is the investment advisor to each of ACMO and AIO V Cayman, and, in such capacity, exercises voting and investment power over the shares of Class A common stock. Anchorage Advisors Management, L.L.C., or Management, is the sole managing member of Capital Group. Kevin M. Ulrich is the Chief Executive Officer of Capital Group and the senior managing member of Management. Each of AMCO, AIO V Cayman, Capital Group, Management and Mr. Ulrich may be deemed the beneficial owner of these shares of Class B common stock for purposes of Rule 13d-3 under the Exchange Act. Each of Capital Group, Management and Mr. Ulrich disclaims beneficial ownership of the Class A common stock held by AIO V, Cayman except to the extent of any pecuniary interest therein. The address of each of the persons named in this footnote is 610 Broadway, 6th Floor, New York, New York 10012.
19.Based on a Schedule 13G/A filed January 10, 2022, by entities affiliates affiliated with T. Rowe Price pursuant to which entities affiliated with T. Rowe Price Associates, Inc. (“T. Rowe Price”) may be deemed the beneficial owner of 21,577,995 shares of Class A common stock, over which T. Row Price holds (i) sole voting power of 9,946,957 shares of Class A common stock and (ii) sole dispositive power over 21,577,995 shares of Class A common stock, T. Rowe Price Growth Stock Fund holds sole voting power over 6,348,700 shares of Class A common stock. The address for each of the foregoing persons is 100 E. Pratt Street, Baltimore, MD 21202.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms we have received and written representations from certain Reporting Persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of a late Form 4 by Mr. Bernhardt filed on December 21, 2021, and a late Form 4 by Mr. Weingarten filed on April 8, 2022, each late filing was due to an administrative error.
2022 Annual Report
Our financial statements for fiscal 2022 are included in our Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. You may also obtain a copy of our Annual Report, including the financial statements and the financial statement schedules, free of charge, by sending a written request to our Investor Relations department at SentinelOne, Inc., 444 Castro Street, Suite 400, Mountain View, CA 94104, Attention: Investor Relations.

The Annual Report is also available at https://investors.sentinelone.com under “SEC Filings” in the “Financial Info” section of our website.
Company Website
We maintain a website at www.sentinelone.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Availability of Bylaws
A copy of our restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER PROPOSAL DEADLINES FOR 2023 ANNUAL MEETING
Stockholder Proposals for Inclusion in Proxy Statement
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2023 annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than January 17, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
SentinelOne, Inc.
Attn: Corporate Secretary
444 Castro Street, Suite 400
Mountain View, CA 94041

Pursuant to Rule 14a-8, if a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement
Our restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement and for stockholders to nominate directors for election at an annual meeting of stockholders. In order to be properly brought before our 2023 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices:
•not earlier than March 2, 2023, and
•not later than the close of business on April 1, 2023.
If we hold our 2023 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary date of the Annual Meeting, then such written notice must be received (a) no earlier than 5:00 p.m. Eastern Time on the 120th day before the 2023 annual meeting and no later than 5:00 p.m. Eastern Time on the later of the 90th day prior to such annual meeting or 5:00 p.m. Eastern Time on the 10th day following the day public announcement of the date of such meeting is first made.
To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our restated bylaws. Notices should be addressed to:
SentinelOne, Inc.
Attn: Corporate Secretary
444 Castro Street, Suite 400
Mountain View, CA 94041
For information on how to access our restated bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section titled “Board of Directors and Corporate Governance Stockholder Recommendations for Nominations to our Board.”
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We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
BY ORDER OF THE BOARD OF DIRECTORS
Keenan Conder
Chief Legal Officer and Corporate Secretary
Mountain View, California

SentinelOne

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/29/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/S2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/29/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Daniel Scheinman 02) Teddie Wardi 03) Tomer Weingarten

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as SentinelOne, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2023.	O	O	O

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no such direction is made, this proxy will be voted FOR the election of the nominees for the board of directors listed in Proposal 1 and FOR Proposal 2. If any other matters properly come before the meeting, the person named in this proxy will vote in his or her discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000567192_1 R1.0.0.24

SENTINELONE, INC.
Annual Meeting of Stockholders
June 30, 2022 9:00 AM PT
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Tomer Weingarten and Keenan Conder, or either of them, as proxies, each with a power to appoint his substitute and power to act alone, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SENTINELONE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM Pacific Time on Thursday, June 30, 2022 at www.virtualshareholdermeeting.com/S2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side

0000567192_2 R1.0.0.24